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                        RJR NABISCO HOLDINGS CORP.

                                    AND

                           THE BANK OF NEW YORK

                                as Trustee

                      ------------------------------


                        [  ] SUPPLEMENTAL INDENTURE

                       Dated as of __________, 199__

                                    TO

                                 INDENTURE

                       Dated as of __________, 199__



                      ------------------------------


                     o% Junior Subordinated Debentures

                                 Due 20___



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                [   ] SUPPLEMENTAL INDENTURE, dated as of the ___ day of
___________, 199__ (the "[ ] Supplemental Indenture"), between RJR NABISCO HOLDINGS CORP., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as "Holdings"), and The Bank of New York, a New York banking corporation, as trustee (hereinafter sometimes referred to as the "Trustee") under the Indenture dated as of September 21, 1995 between Holdings and the Trustee, as supplemented by the First Supplemental Indenture dated as of September 21, 1995 between Holdings and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"). All terms used and not defined herein are used as defined in the Indenture.

               WHEREAS, Holdings has executed and delivered the Indenture to the Trustee to provide for the future issuance of its notes, debentures and other evidences of indebtedness (the "Securities"), said Securities to be issued from time to time in series as might be determined by Holdings under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

               WHEREAS, pursuant to the terms of the Indenture, Holdings desires to provide for the establishment of a series of its junior subordinated debentures ("Debentures") to be known as its __% Junior Subordinated Debentures Due 20___ (said series being hereinafter referred to as the "Junior Subordinated Debentures"), the form and substance of such Junior Subordinated Debentures and the terms, provisions and conditions thereof to be as provided in the Indenture and this o Supplemental Indenture; and

               WHEREAS, Holdings has caused to be formed RJR Nabisco Holdings Capital Trust ___ (the "Trust") as a statutory business trust under the Business Trust Act of the State of Delaware (12 Del. Code Section 3801 et seq.) pursuant to a declaration of trust dated August 5, 1998 (the
"Original Declaration") and the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 6, 1998; and

               WHEREAS, the Original Declaration has been amended and restated in its entirety pursuant to an Amended and Restated Declaration of Trust dated as of ____________, 199__ (such Amended and Restated Declaration of Trust, as amended from time to time, the "Declaration of Trust") with The Bank of New York, as Institutional Trustee; and

               WHEREAS, the Trust desires to issue its __% Trust Originated Preferred Securities (the "Preferred Securities") and sell such Preferred Securities to initial purchasers; and

               WHEREAS, pursuant to the Preferred Securities Guarantee (the "Preferred Securities Guarantees"), Holdings has irrevocably and unconditionally guaranteed, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined therein), to the extent not paid by the Trust; and

               WHEREAS, in connection with such purchases of Preferred Securities and the related purchase by the Company of Common Securities (as defined in the Declaration of Trust) of the Trust, the Trust will purchase as trust assets Junior Subordinated Debentures; and

               WHEREAS, pursuant to the Declaration of Trust, the legal title to the Junior Subordinated Debentures shall be owned and held of record in the name of The Bank of New York or its successor under the Declaration of Trust, as Institutional Trustee (the "Institutional Trustee"); and

               WHEREAS, upon the occurrence of a Special Event (as defined in the Declaration of Trust) the Regular Trustees (as defined in the Declaration of Trust) of the Trust shall, unless the Junior Subordinated Debentures are redeemed as described herein, dissolve the Trust and cause to be distributed to the holders of the Preferred Securities and Common Securities, on a Pro Rata basis (determined as provided in the terms of the Preferred Securities and Common Securities attached as Exhibits B and C to the Declaration of Trust), Junior Subordinated Debentures and in connection with a Liquidation Distribution (as defined in the Declaration of Trust) the Regular Trustees may cause to be distributed to holders of Preferred Securities and Common Securities, on such a Pro Rata basis, Junior Subordinated Debentures (each a "Dissolution Event"); and

               WHEREAS, Holdings desires and has requested the Trustee to join
with it in the execution and delivery of this [   ] Supplemental Indenture, and
all requirements necessary to make this [   ] Supplemental Indenture a valid
instrument, in accordance with its terms, and to make the Junior
Subordinated Debentures, when executed by Holdings and authenticated and delivered by the Trustee, the valid obligations of Holdings, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

               NOW THEREFORE, in consideration of the purchase and acceptance of the Junior Subordinated Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Junior Subordinated Debentures and the terms, provisions and conditions thereof, Holdings covenants and agrees with the Trustee as follows:


                                 ARTICLE 1

    General Terms and Conditions of the Junior Subordinated Debentures

               Section 1.1. There shall be and is hereby authorized a series of Debentures designated the "___% Junior Subordinated Debentures Due 20___", limited in aggregate principal amount of $___ which is equal to the sum of (i) $___ plus (ii) $___ which is a dollar amount equal to the principal amount of Junior Subordinated Debentures purchased by the Trust with the proceeds received by the Trust from the purchase by Holdings of the Common Securities of the Trust, which amount shall be as set forth in any written order of Holdings for the authentication and delivery of Junior
Subordinated Debentures. Upon exercise of the overallotment option set forth in the Underwriting Agreement (as defined in the Declaration of Trust), additional Junior Subordinated Debentures in the aggregate principal amount of up to $o may be executed by Holdings and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Junior Subordinated Debentures to or upon the written order of Holdings, which order shall be accompanied by evidence satisfactory to the Trustee that the overallotment option has been exercised. The Junior Subordinated Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon, including Compounded Interest (as hereinafter defined) on __________, 20___.

               Section 1.2. (a) The Junior Subordinated Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Junior Subordinated Debentures issued in certificated form will be payable, the transfer of such Junior Subordinated Debentures will be registrable and such Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures bearing identical terms and provisions at the office or agency of Holdings in the Borough of Manhattan, The City and State of New York; provided, however, that payment of interest may be made at the option of Holdings by check mailed to the registered holder at such address as shall appear in the Debenture register and that the payment of principal with respect to the Junior Subordinated Debentures will only be made upon surrender of the Junior Subordinated Debentures to the Trustee.

           (b)  In connection with a Dissolution Event;

                 (i) Junior Subordinated Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a Global Debenture representing the Junior Subordinated Debentures in an aggregate principal amount equal to all outstanding Junior Subordinated Debentures, to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees (as defined in the Declaration of Trust). Upon any such presentation, Holdings shall execute a Global Debenture representing the Junior Subordinated Debentures in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this o Supplemental Indenture. Payments on the Junior
          Subordinated Debentures issued as a Global Debenture will be made to the Depositary; and

                (ii) if any Preferred Securities are held in non book-entry certificated form, Junior Subordinated Debentures in certificated form may be presented to the Trustee by the Institutional Trustee and any Preferred Security Certificate (as defined in the Declaration of Trust) which represents Preferred Securities other than Preferred Securities held by the Clearing Agency (as defined in the Declaration of Trust) or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Junior Subordinated Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificate is presented to the Debenture Registrar for transfer or reissuance at which time such Preferred Security Certificate will be cancelled and a Junior Subordinated Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by Holdings and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this o Supplemental Indenture. On issue of such Junior Subordinated Debentures, Junior Subordinated Debentures with an equivalent aggregate amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been canceled.

               Section 1.3. Each Junior Subordinated Debenture will bear interest at the rate of ___% per annum from and including __________, 199___ until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, compounded quarterly, payable (subject to the provisions of Article Three) quarterly in arrears on __________, __________, __________ and __________ of each year (each, an "Interest
Payment Date", commencing on __________, 199___), to the person in whose name such Junior Subordinated Debenture or any predecessor Junior Subordinated Debenture is registered, at the close of business on the regular record date for such interest installment, which, except as set forth below, shall be the close of business on the business day immediately preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the provisions of Section 2.4(4) of the Indenture, the Junior Subordinated Debentures are not represented by a Global Debenture, the regular record dates for such interest installment shall be the close of business on the last day of the quarter next preceding that Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name the Junior Subordinated Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Junior Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Junior Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

               The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day (and the regular record date for such interest installment shall be the business day immediately preceding the business day which is 15 days preceding such Interest Payment Date), in each case with the same force and effect as if made on such date.


                                 ARTICLE 2

         Optional Redemption of the Junior Subordinated Debentures

               Section 2.1. Except as provided in Section 2.02, Junior Subordinated Debentures may not be redeemed by Holdings prior to __________, 20___. Subject to the terms of Article Three of the Indenture, Holdings shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after __________, 20___, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

               Section 2.2. If, at any time, a Tax Event (as defined below) shall occur or be continuing and (i) the Regular Trustees and Holdings shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that Holdings would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holder's interest in the Trust as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, Holdings shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to Holdings or the Regular Trustees on behalf of the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, Holdings or the holders of the Preferred Securities, Holdings or the Regular Trustees on behalf of the Trust will pursue such measure in lieu of redemption and provided further that Holdings shall have no right to redeem the Junior Subordinated Debentures while the Regular Trustees on behalf of the Trust are pursuing any such Ministerial Action.

               "Tax Event" means that Holdings and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after __________, 199___, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after __________, 199___, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated
Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by Holdings to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by Holdings for United States federal income tax purposes.

               "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of the Trust and distribution of the Junior Subordinated Debentures as provided in the Declaration of Trust.

               Section 2.3. If the Junior Subordinated Debentures are only partially redeemed pursuant to this Article Two, the Junior Subordinated Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Junior Subordinated Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, Holdings shall not be permitted to effect such partial redemption and will only redeem the Junior Subordinated Debentures in whole.


                                 ARTICLE 3

                   Extension of Interest Payment Period

               Section 3.1. So long as Holdings is not in default in the payment of interest on the Junior Subordinated Debentures, Holdings shall have the right, at any time during the term of the Junior Subordinated Debentures, from time to time to extend the interest payment period of such Junior Subordinated Debentures for up to 20 consecutive quarterly interest periods (the "Extended Interest Payment Period"), at the end of which period Holdings shall pay all interest accrued and unpaid thereon (together with interest thereon at the rate of ___% per annum, compounded quarterly to the extent permitted by applicable law ("Compounded Interest")). During such Extended Interest Payment Period Holdings shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock, or make any guarantee payments with respect thereto; provided that Holdings may pay accrued dividends (and cash in lieu of fractional shares) upon mandatory conversion of any of its preferred stock, including its ESOP Preferred Stock, in accordance with the terms of such stock. Prior to the termination of any such Extended Interest Payment Period, Holdings may pay all or any portion of the interest accrued on the Junior Subordinated Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Period; provided that such Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, Holdings may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period Holdings shall pay all interest accrued and unpaid on the Junior Subordinated Debentures including any Compounded Interest which shall be payable to the holders of the Junior Subordinated Debentures in whose names the Junior Subordinated Debentures are registered in the Debenture register on the record date for the first interest payment date occurring on or after the end of the Extended Interest Payment Period.

               Section 3.2. (a) So long as the Trust is the legal owner and holder of record of the Junior Subordinated Debentures, at the time Holdings selects an Extended Interest Payment Period, Holdings shall give both the Institutional Trustee and the Trustee written notice of its selection of such Extended Interest Payment Period one business day prior to the earlier of (i) the next succeeding date on which distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event not less than one business day prior to such record date. Holdings shall cause the Trust to give notice of Holdings's selection of such Extended Interest Payment Period to the holders of the Preferred Securities.

           (b) If as a result of a Dissolution Event, Junior Subordinated Debentures have been distributed to holders of Preferred Securities and Common Securities, at the time Holdings selects an Extended Interest Payment Period, Holdings shall give the holders of the Junior Subordinated Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period 10 business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date Holdings is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Junior Subordinated Debentures.

               Section 3.3. The quarter in which any notice is given pursuant to Section 3.02 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under this Article Three.

                                 ARTICLE 4

          Covenants Applicable to Junior Subordinated Debentures

               Section 4.1. So long as any Preferred Securities remain outstanding, Holdings will not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock, or make any guarantee payments with respect thereto, if at such time (i) Holdings shall be in default with respect to its Guarantee Payments (as defined in the Guarantee Agreement) or other payment obligations under the Guarantee Agreement, (ii) there shall have occurred any Event of Default under the Indenture with respect to the Junior Subordinated Debentures or (iii) Holdings shall have given notice of its selection of an Extended Interest Payment Period and such Period, or any extension thereof, is continuing; provided that Holdings will be permitted to make payments under the Preferred Securities Guarantee and to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its preferred stock, including its ESOP Preferred Stock, in accordance with the terms of such stock.

               Section 4.2. In connection with the distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities upon a Dissolution Event, Holdings will use its best efforts to list such Junior Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed and traded.

               Section 4.3. Holdings covenants and agrees for the benefit of the holders of the Preferred Securities to comply fully with all of its obligations and agreements under the Declaration of Trust, including, without limitation, its obligations under Article 4 thereof.

               Section 4.4. Prior to the distribution of Junior Subordinated Debentures to the holders of Preferred Securities upon a Dissolution Event, Holdings covenants and agrees for the benefit of the holders of the Preferred Securities (i) not to cause or permit the Common Securities to be transferred except as permitted by the Declaration of Trust and (ii) not to take any action which would cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of the Junior Subordinated Debentures as provided in the Declaration of Trust.


                                 ARTICLE 5

                  Form of Junior Subordinated Debentures

               Section 5.1. The Junior Subordinated Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                        (FORM OF FACE OF DEBENTURE)

               [IF THE NOTE IS TO BE A GLOBAL DEBENTURE, INSERT: This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

               Unless this Debenture is presented by an authorized representative to The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

               No.                                          $

               CUSIP NO.  _________

                        RJR NABISCO HOLDINGS CORP.

                    ___% JUNIOR SUBORDINATED DEBENTURE,

                                 DUE 20___

               RJR Nabisco Holdings Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as "Holdings", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of _________ Dollars on __________, 20___, and to pay interest on said principal sum from and including o, 199o or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on __________, __________, __________ and __________ of
each year commencing __________, 199__ at the rate of ___% per annum plus Compounded Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly interest period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day 15 days preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of Holdings maintained for that purpose in the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of Holdings by check mailed to the registered holder at such address as shall appear in the Debenture register and that the payment of principal will only be made upon the surrender of this Debenture to the Trustee. Notwithstanding the foregoing, so long as the owner and record holder of this Debenture is the Trust (as defined in the Indenture referred to on the reverse hereof), the payment of the principal of (and premium, if any) and interest (including Compounded Interest, if any) on this Debenture will be made at such place and to such account of the Trust as may be designated by the Institutional Trustee.

               The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided an (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

               This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

               Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

               IN WITNESS WHEREOF, Holdings has caused this Instrument to be executed.


Dated ___________ __, ____


                                          RJR NABISCO HOLDINGS CORP.



                                          By
                                             ------------------------------
                                          Name:  John J. Delucca
                                          Title: Senior Vice President and
                                                 Treasurer

Attest:


By
   -------------------------
Name:  H. Colin McBride
Title: Senior Vice President, Associate
       General Counsel and Secretary



                  (FORM OF CERTIFICATE OF AUTHENTICATION)

                       CERTIFICATE OF AUTHENTICATION

               This is one of the Debentures of the series of Debentures described in the within-mentioned Indenture.

               Dated:

The Bank of New York,
  as Trustee
                                                -------------------------
                                          or    as Authentication Agent


                                                -------------------------
                                                Authorized Signatory
By
   -----------------------
    Authorized Signatory


                      (FORM OF REVERSE OF DEBENTURE)



               This Debenture is one of a duly authorized series of debentures of Holdings (herein sometimes referred to as the "Debentures"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 19, 1995 duly executed and delivered between Holdings and The Bank of New York, a New York banking corporation, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 21, 1995 between Holdings and the Trustee,
and as further supplemented by the [      ] Supplemental Indenture dated
as of _______, 199___ between Holdings and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, Holdings and the holders of the Debentures, and, to the extent specifically set forth in the Indenture, the holders of Senior Indebtedness and Preferred Securities. By the terms of the Indenture, the Debentures are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Debentures is designated the ___%
Junior Subordinated Debentures due 20___ and is limited in aggregate
principal amount as specified in said [      ] Supplemental Indenture.

               Except as provided in the next paragraph, the Debentures may not be redeemed by Holdings prior to __________, 20___. Holdings shall have the right to redeem this Debenture at the option of Holdings, without premium or penalty, in whole or in part at any time on or after __________, 20___ (an "Optional Redemption"), at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, including any Compounded Interest, if any, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price.

               If, at any time, a Tax Event (as defined below) shall occur or be continuing after receipt of a Dissolution Tax Opinion (as defined below) and
(i) the Regular Trustees and Holdings shall have received an opinion (a "Redemption Tax Opinion") of a nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that Holdings would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holder's interest in the Trust as set forth in the Declaration of Trust or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion (as defined below) cannot be delivered to the Trust, Holdings shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debentures in whole or in part for cash at the Optional Redemption Price within 90 days following the occurrence of such Tax Event; provided, however, that, if at the time there is available to Holdings or the Regular Trustees on behalf of the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, Holdings or the holders of the Preferred Securities, Holdings or the Regular Trustees on behalf of the Trust will pursue such measure in lieu of redemption and provided further that Holdings shall have no right to redeem the Junior Subordinated Debentures while the Regular Trustees on behalf of the Trust are pursuing any such Ministerial Action.

               "Tax Event" means that Holdings and the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after __________, 199___, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination) (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after __________, 199___, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges or (iii) interest payable by Holdings to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by Holdings for United States federal income tax purposes.

               "No Recognition Opinion" means an opinion of a nationally recognized independent tax counsel experienced in such matters, which opinion may rely on any then applicable published revenue ruling of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of a dissolution of the Trust and distribution of the Junior Subordinated Debentures as provided in the Declaration of Trust.

               If the Debentures are only partially redeemed by Holdings pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Debentures will be redeemed pro rata or by lot or in some other equitable manner determined by the Trustee. Notwithstanding the foregoing, if a partial redemption of the Junior Subordinated Debentures would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, Holdings shall not be permitted to effect such partial redemption and will only redeem the Junior Subordinated Debentures in whole.

               In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

               In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

               The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by Holdings with certain conditions set forth therein.

               The Indenture contains provisions permitting Holdings and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of all series affected at the time outstanding, as defined in the Indenture (and, in the case of any series of Debentures held as trust assets of a RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except that a valid extension of an interest payment period by the Issuer shall not constitute an extension of interest for this purpose), or reduce any amount payable upon the redemption thereof or reduce the amount of the principal of an original issue discount Debenture that would be due and payable upon an acceleration of the maturity thereof pursuant to the Indenture or the amount thereof provable in bankruptcy pursuant to the Indenture, or alter the provisions of the Indenture concerning liability of officers of the Issuer and the parties to the Indenture or impair or affect the right of any Debenture holder to institute suit for the payment thereof in each case without the consent of the holder of each Debenture so affected
(and, in the case of any series of Securities held as trust assets of an RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital
Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture (and, in the case of any series of Debentures held as trust assets of a RJR Nabisco Holdings Capital Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such RJR Nabisco Holdings Capital
Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust) affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of all series at the time outstanding affected thereby (subject, in the case of any series of Debentures held as trust assets of a RJR Nabisco Holdings Capital Trust and with respect to which a Securities Exchange has not theretofore occurred, to such consent of holders of Preferred Securities and Common Securities of such RJR Nabisco Holdings Capital Trust as may be required under the Declaration of Trust of such RJR Nabisco Holdings Capital Trust), on behalf of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debentures of such series.
Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

               No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of Holdings, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place at the rate and in the money herein prescribed.

               So long as Holdings is not in default in the payment of interest on the Debentures, Holdings shall have the right, at any time during the term of the Debentures, from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarterly interest periods (the "Extended Interest Payment Period"), at the end of which period Holdings shall pay all interest then accrued and unpaid (together with interest thereon at the rate of ___% per annum compounded quarterly to the extent permitted by applicable law ("Compounded Interest")). During such Extended Interest
Payment Period Holdings shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock, or make any guarantee payments with respect thereto, provided that Holdings may pay accrued dividends (and cash in lieu of fractional shares) upon mandatory conversion of any of its preferred stock, including its ESOP Preferred Stock, in accordance with the terms of such Stock. Prior to the termination of any such Extended Interest Payment Period, Holdings may pay all or any portion of the interest accrued on the Debentures on any Interest Payment Date to holders of record on the regular record date for such Interest Payment Date or from time to time further extend such Extended Interest Payment Period, provided that such Period together with all such further extensions thereof shall not exceed 20 consecutive quarterly interest periods. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, Holdings may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest on this Debenture shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period Holdings shall pay all interest accrued and unpaid on the Junior Subordinated Debentures including any Compounded Interest which shall be payable to the holders of the Junior Subordinated Debentures in whose names the Junior Subordinated Debentures are registered in the Debenture register on the record date for the first interest payment date occurring on or after the end of the Extended Interest Payment Period.

               As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture register of Holdings, upon surrender of this Debenture for registration of transfer at the office or agency of Holdings in the Borough of Manhattan, The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to Holdings or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

               Prior to due presentment for registration of transfer of this Debenture, Holdings, the Trustee, any paying agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither Holdings nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

               No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of Holdings or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

               If certificated Debentures -- The Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this Series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

               All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                 ARTICLE 6

             Original Issue of Junior Subordinated Debentures

               Section 6.1.  Junior Subordinated Debentures in the
aggregate principal amount equal to the sum of $__________ plus a dollar amount equal to the principal amount of Junior Subordinated Debentures purchased by the Trust with the proceeds received by the Trust from the purchase by Holdings of the Common Securities of the Trust, may, upon
execution of this [     ] Supplemental Indenture, be executed by Holdings and
delivered to the Trustee for authentication, and the trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of Holdings, signed by its Chairman, any Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant
Treasurer, without any further action by Holdings.


                                 ARTICLE 7

                               Miscellaneous

               Section 7.1.  Except as otherwise expressly provided in this
[     ] Supplemental Indenture or in the form of Junior Subordinated
Debenture or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of Junior Subordinated Debenture that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

               Section 7.2. The Indenture, as supplemented by this [ ] Supplemental Indenture, is in all respects ratified and confirmed, and this [ ] Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

               Section 7.3. The recitals herein contained are made by Holdings and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the
validity or sufficiency of this [     ] Supplemental Indenture.

               Section 7.4.  This [     ] Supplemental Indenture may be
executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this [     ]
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.


                              RJR NABISCO HOLDINGS CORP.


                              By
                                 ----------------------------
                                 Name:
                                 Title:

Attest:



------------------------
Name:
Title:
                              THE BANK OF NEW YORK, as Trustee


                              By
                                 ----------------------------
                                 Name:
                                 Title:



STATE OF NEW YORK                   )
                                    )     ss.:
COUNTY OF NEW YORK  )                                  __________, 199___


               On the ______ day of _______, in the year one thousand nine hundred ninety-___, before me personally came ________________ to me known, who, being by me duly sworn, did depose and say that he resides at ____________________ ___________________________________; that he is
____________ ______________________ of RJR NABISCO HOLDINGS CORP., one of
the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                     ----------------------------
                                           NOTARY PUBLIC
                                        My Commission Expires